EXHIBIT (8)(i)(1)

Form of Amendment No. 3 to Participation Agreement (MFS)

ADDENDUM TO PARTICIPATION AGREEMENT

Amendment No.3 to the Participation Agreement, dated as of May 1, 2002, by and among MFS VARIABLE INSURANCE TRUST, MASSACHUSETTS FINANCIAL SERVICES COMPANY, and TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY (formerly, AUSA LIFE INSURANCE COMPANY) (the “Agreement”).

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

Effective April 15, 2008

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class (Initial or Service Class)	Portfolios Applicable to Policies
Separate Account VA BNY September 27, 1994	Transamerica Landmark NY Variable Annuity	Service	MFS Total Return Series MFS New Discovery Series

Separate Account VA-6NY September 11, 1996	Transamerica Classic® Variable Annuity	Initial	MFS Emerging Growth Series MFS Investors Trust Series MFS Research Series

Separate Account VA GNY April 3, 2007	Flexible Premium Variable Annuity – L under the marketing name “Transamerica Ascent”	Service	MFS Emerging Growth Series MFS Research Series MFS Total Return Series MFS Utilities Series

Separate Account VA WNY August 31, 2004	Flexible Premium Variable Annuity – H under the marketing name “Transamerica Liberty NY”	Service	MFS New Discovery Series MFS Total Return Series

Separate Account VA YNY September 13, 2007	Flexible Premium Variable Annuity – N under the marketing name “Transamerica Axiom NY”	Service	MFS New Discovery Series MFS Total Return Series

(Signatures located on following page.)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
By its authorized officer,

By:
Arthur D. Woods
Vice President

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios
By its authorized officer and not individually,

By:
Brian E. Langenfeld
Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY
By its authorized officer,

By:
Robert J. Manning
President and Chief Executive Officer